SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549



                                FORM 8-K


                             CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported):  August 14, 1998



                         EXCEL TECHNOLOGY, INC.
           (Exact name of registrant as specified in charter)




        Delaware                0-19306               11-2780242
    (State or other          (Commission          (I.R.S. Employer
    jurisdiction of          File Number)        identification No.)
     incorporation)



               41 Research Way, E. Setauket, New York 11733
                 (Address of principal executive officer)



   Registrant's telephone number, including area code: (516) 273-6900



Item 2.  Acquisition and Disposition of Assets
         .....................................
     On August 14, 1998, Excel Technology, Inc. (the "Company"), through a newly formed wholly-owned subsidiary, Excel Purchasing Corporation (name changed to Synrad, Inc. subsequent to the acquisition), acquired substantially all of the assets and properties ("Business Assets") of Synrad, Inc. ("Synrad"), a company engaged in the business of developing, manufacturing and marketing sealed CO2 lasers and related accessories (the "Business"), for $19,100,000 in cash, which includes transaction costs, plus the assumption of approximately $2,600,000 of debt, all of which has been paid, and the assumption of trade payables, accrued expenses and other specified liabilities. The purchase price was determined by arms length negotiations between the Company and Peter Laakmann, the Chairman of Synrad and Trustee of the sole shareholder of Synrad. A copy of the Asset Purchase Agreement is attached hereto as an Exhibit and is incorporated herein by reference.

     Jan Melles, a director of the Company, also served as a director of Synrad.

     In acquiring the Business Assets, the Company utilized its own cash and borrowed $6,500,000 from its new $15 million line of credit from The Bank of New York.

     The Company will continue to utilize the Business Assets, substantially all of which are located at a facility in Mukilteo, Washington, in conducting the Business. Pursuant to the Asset Purchase Agreement, the Company has retained substantially all of Synrad's employees, but has no continuing employment arrangement with Mr. Laakmann.


Item 7.  Financial Statements, Pro Forma Financial Information and
         .........................................................
         Exhibits
         ........

    (a)  Financial Statements of Businesses Acquired.

         Audited financial statements of Synrad, Inc. for the year ended December 31, 1997; unaudited interim balance sheets of Synrad, Inc. as of June 30, 1998 and 1997, respectively; and unaudited statements of income for the six months ended June 30, 1998 and 1997, respectively.

    (b)  Pro Forma Financial Information

         Pro forma combined balance sheet for Excel Technology, Inc. and Synrad Inc. as of June 30, 1998 and combined income statements for Excel Technology, Inc. and Synrad Inc. for the year ended December 31, 1997 and for the six months ended June 30, 1998.

    (c)  Exhibits included herein

         See Exhibit index below for exhibits filed as part of this Form 8-K Current Report.






                               SIGNATURES
                               ..........


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:    August 27, 1998

Excel Technology, Inc.


By:      /s/ Antoine Dominic
         ...................
Name:    Antoine Dominic
Title:   President


                            INDEX TO EXHIBITS
                            .................

   Exhibit
    Number
 ............


     2.1 Asset Purchase Agreement, dated as of August 14, 1998, by and among Excel Technology, Inc., Excel Purchasing Corporation, Synrad, Inc., The Amended Revocable Living Trust of Peter Laakmann, and Peter Laakmann.


     99.1 Audited financial statements of Synrad, Inc. for the year ended December 31, 1997; unaudited interim balance sheets of Synrad, Inc. as of June 30, 1998 and 1997, respectively; and unaudited statements of income for the six months ended
            June 30, 1998 and 1997, respectively.


     99.2 Pro forma combined balance sheet for Excel Technology, Inc. and Synrad Inc. as of June 30, 1998 and combined income statements for Excel Technology, Inc. and Synrad Inc. for the year ended December 31, 1997 and for the six months ended June 30, 1998.





EXHIBIT 99.1
 ...........


                              SYNRAD, INC.


                         Financial Statements


                           December 31, 1997


              (With Independent Auditor's Report Thereon)




                              Synrad, Inc.

                           Table of Contents


                                                                     Page

Independent Auditors' Report                                           1

Balance Sheet                                                          2

Statement of Earnings and Retained Earnings                            3

Statement of Cash Flows                                                4

Notes to Financial Statements                                          5


<AUDIT-REPORT>

                      Independent Auditors' Report



To the Board of Directors
Excel Technology, Inc.

We have audited the accompanying balance sheet of Synrad, Inc. as of December 31, 1997, and the related statements of earnings and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Synrad, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

August 17, 1998


</AUDIT-REPORT>

                              SYNRAD, INC.

                             Balance Sheet

                           December 31, 1997


                                ASSETS
                                ......

Current assets:
Cash                                                       $       65,400
Trade accounts receivable, less allowance for doubtful
  accounts of $100,000                                          2,930,500
Inventories                                                     4,331,700
Prepaid expenses                                                   40,900
                                                           ..............
     Total current assets                                       7,368,500

Equipment and leasehold improvements, net                       1,617,800
Patents, net of accumulated amortization of $141,200              190,300
Deposits                                                           10,500
                                                           ..............

                           Total assets                    $    9,187,100
                                                           ..............
                                                           ..............


                LIABILITIES AND SHAREHOLDERS' EQUITY
                ....................................

Current liabilities:
Current portion of notes payable                           $      364,300
Accounts payable                                                1,802,400
Customer deposits                                                 767,200
Payables to affiliates                                            915,500
Accrued payroll and benefits                                      285,400
Other accrued liabilities                                         238,200
Note payable to related party                                     628,800
                                                           ..............

    Total current liabilities                                   5,001,800
                                                           ..............

Notes payable, less current portion                             1,394,900
                                                           ..............

Shareholders' equity:
    Synrad, Inc. common stock, no par value,
      2,000,000 shares authorized; 1,020,000
      shares issued and outstanding                               421,500

Retained earnings                                               2,368,900
                                                           ..............

    Total shareholders' equity                                  2,790,400

Commitments, contingencies and subsequent event

          Total liabilities and shareholders' equity       $    9,187,100
                                                           ..............
                                                           ..............


See accompanying notes to financial statements.




                              SYNRAD, INC.

              Statement of Earnings and Retained Earnings

                    Year ended December 31, 1997


Revenue                                                    $  27,542,800

Cost of sales                                                 15,435,300
                                                           ..............

Gross profit                                                  12,107,500
                                                           ..............

Operating expenses:
  General and administrative expense                           2,303,300
  Research and development expense                             3,220,800
  Selling expense                                              2,548,700
                                                           ..............

                                                               8,072,800
                                                           ..............

Operating income                                               4,034,700

Other income (expense):
  Interest expense                                              (211,000)
  Other                                                           33,300
                                                           ..............

Net income                                                     3,857,000
                                                           ..............

Retained earnings at beginning of year                           100,100
                                                           ..............

Dividends                                                     (1,588,200)
                                                           ..............

Retained earnings at end of year                           $   2,368,900
                                                           ..............
                                                           ..............


Pro forma (unaudited):
  Net income before income taxes                               3,857,000
  Income taxes                                                 1,194,800
                                                           ..............

                   Net income                              $   2,662,200
                                                           ..............
                                                           ..............


See accompanying notes to financial statements.


                             SYNRAD, INC.

                       Statement of Cash Flows

                    Year ended December 31, 1997


Cash flows from operating activities:
Net income                                                 $   3,857,000
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                405,500
    Changes in assets and liabilities:
      Trade accounts receivable                                 (709,400)
      Inventories                                             (1,464,400)
      Prepaid expenses and other assets                           44,800
      Accounts payable                                           154,300
      Customer deposits                                          695,400
      Payables to affiliates                                      96,500
      Accrued payroll and benefits                               129,500
      Other accrued liabilities                                   67,900
                                                           ..............

              Net cash provided by operating activities        3,277,100
                                                           ..............

Cash flows from investing activities:
Purchases of equipment                                          (990,700)
Patent costs                                                     (64,800)
                                                           ..............

              Net cash used in investing activities           (1,055,500)

Cash flows from financing activities:
Net repayment of line of credit                                 (322,500)
Net repayment of long-term debt                                 (484,700)
Net proceeds from issuance of note payable to related party      232,500
Dividends                                                     (1,588,200)
                                                           ..............

              Net cash used in financing activities           (2,162,900)
                                                           ..............
              Net increase in cash                                58,700

Cash at beginning of year                                          6,700
                                                           ..............

Cash at end of year                                        $      65,400
                                                           ..............
                                                           ..............

Supplemental disclosures of cash flow information -
  cash paid during the year for:
    Interest                                               $     213,000
                                                           ..............
                                                           ..............


See accompanying notes to financial statements.


                              SYNRAD, INC.

                     Notes to Financial Statements

                           December 31, 1997


(1)  Description of Business and Summary of Accounting Policies

     ..........................................................


     (a)  Description of Business

          Synrad, Inc. is engaged in the design, manufacture and sale of lasers and laser tubes for commercial and industrial uses. Approximately half of the lasers are sold domestically. International sales are primarily made to customers in Japan and Germany. Management expects international sales to slightly decrease in the near term due to the status of the Asian economy. International sales are denominated in U.S. dollars. Synrad, Inc. owns a majority interest in Synrad Europe Holding S.V., Netherlands. The subsidiary had no operations in 1997.


     (b)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.


     (c)  Revenue Recognition


          The Company recognizes revenue on product sales upon shipment to customers or when title to the related product has passed to customers.


     (d)  Inventories

          Inventories are stated at the lower of cost (first in, first out method) or market (net realizable value).


     (e)  Fair Value of Financial Instruments

          The carrying value of cash, trade accounts receivable, accounts payable, customer deposits, payables to affiliates, accrued payroll and benefits and other accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. The fair value of certain notes payable, including the current portion, and notes payable to related party approximate carrying value and are estimated based on the current rates offered to the Company for debt of the same maturities.


     (f)  Equipment and Leasehold Improvements

          Equipment and leasehold improvements are recorded at cost. Depreciation of equipment is calculated on the straight-line method, based on the estimated useful lives of the assets ranging from three to ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

          Expenditures for maintenance and repairs are charged to expense as incurred. Upon sale or retirement, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in other income or expense.


     (g)  Patents

          Patents are amortized using the straight-line method over their remaining lives, ranging from five to ten years. Amortization expense was $27,500 in 1997.


     (h)  Accounting for Income Taxes

          The shareholders of Synrad, Inc. have elected to be taxed as an S Corporation. Under this election, the income or loss of the Corporation is included on the individual returns of the shareholders.


     (i)  Accounting for Long-Lived Assets

          The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount of which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.


     (j)  Warranty Costs

          The Company warranties its lasers for a one-year period after the sale. Estimated warranty costs are provided at the time of sale of the warranted lasers.


     (k)  Advertising

          Advertising costs are expensed as incurred and are included in selling expense. Advertising expense was $338,600 during 1997.


     (l)  Stock-Based Compensation

     The Company accounts for its stock option plan for employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense related to employee stock options is recorded if, on the date of grant, the fair value of the underlying stock exceeds the exercise price. The Company applies the disclosure-only requirements of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, which allows entities to continue to apply the provisions of APB Opinion No. 25 for the transactions with employees, and to provide pro forma results of operations disclosures as if the fair-value-based method of accounting in SFAS No. 123 had been applied to these employee stock option transactions.



(2)  Concentration of Risk
     .....................

     The Company sells its products to approved customers on an open-account basis. Receivables are generally unsecured. The Company monitors the credit limits and payment habits of its customers to mitigate its risk of loss from uncollectible accounts.

     Approximately 11% and 10%, respectively, of the Company's revenues were derived from sales to two customers. Approximately $352,000 and $76,900, respectively, of the Company's outstanding receivables were from these customers at December 31, 1997.


(3)  Inventories
     ...........

     Inventories consist of the following at December 31, 1997:

         Raw materials                              $  2,384,700
         Work in process                               1,453,200
         Finished goods                                  493,800
                                                    ............
                                                    $  4,331,700
                                                    ............
                                                    ............


(4)  Equipment and Leasehold Improvements
     ....................................

     Equipment and leasehold improvements consist of the following at December 31, 1997:

         Equipment                                  $  1,597,500
         Office furniture and equipment                1,167,800
         Leasehold improvements                          232,100
                                                    ............
                                                       2,997,400
         Less accumulated depreciation
           and amortization                            1,379,600
                                                    ............
                                                    $  1,617,800
                                                    ............
                                                    ............

(5)  Notes Payable
     .............

     Notes payable at December 31, 1997 consist of the following:

         Line of credit                               $    750,000

         Note payable to a bank, due in monthly
           installments of $29,500, including
           interest at 8.25%, due April 1, 2000,
           collateralized by accounts receivable,
           inventories, equipment and leasehold
           improvements, guaranteed by the majority
           shareholder                                     748,500

         Note payable to a former employee, due in
           monthly installments of $4,657, including
           interest at 8%, due January 2002,
           guaranteed by the majority shareholder of
           the Company                                     194,100

         Note payable to a former employee, due in
           monthly installments of $1,923, including
           interest at 8%, due April 15, 2001               66,600
                                                      ............
                                                         1,759,200
         Less current portion                              364,300
                                                      ............
                                                      $  1,394,900
                                                      ............
                                                      ............

     The $2,000,000 revolving line of credit with a bank matures April 30, 1998. Advances under the line are limited to 65% of eligible accounts receivable. The line is collateralized by capital assets, accounts receivable and inventories. Interest is payable monthly at the bank's prime rate plus .75% (9.25% at December 31, 1997). The Company negotiated a new line of credit effective May 1, 1998, which matures May 1, 1999. The new line of credit has a $2,500,000 limit and an interest rate equal to prime plus .25%. Terms of the note payable to bank and line of credit include debt covenants requiring the Company to maintain specified levels of working capital and equity, and financial ratios. The Company was in compliance with its debt covenants at December 31, 1997. Giving effect to the new line of credit, the maturity of the amounts outstanding at December 31, 1997 under the line of credit have been shown as long-term.

     The following is a schedule of future principal maturities of notes payable:

         Year ending December 31,
                   1998                          $    364,300
                   1999                             1,145,500
                   2000                               184,900
                   2001                                59,900
                   2002                                 4,600
                                                 ............
                                                 $  1,759,200
                                                 ............
                                                 ............

(6)  Pro forma Federal Income Taxes (unaudited)
     ..........................................

     Pro forma income tax expense for the year ended December 31, 1997 consists of:

                     Current     Deferred        Total
                     .......     ........      .........
     U.S. federal  $ 744,200      450,600      1,194,800


     Pro forma income tax expense differs from the "expected" tax expense computed by applying the U.S. federal corporate graduated tax rate to income before pro forma income taxes primarily due to the following:

          Computed expected pro forma tax expense    $ 1,311,400
          Research credit                               (128,300)
          Other                                           11,700
                                                     ............
                                                     $ 1,194,800
                                                     ............
                                                     ............

     The tax effect of temporary differences that give rise to significant portions of deferred tax liabilities at December 31, 1997, primarily relate to prepaid research and development.

(7)  Commitment
     ..........

     In June 1996, the Company moved into its current premises which it leases under a noncancelable operating lease expiring in April 2001. The total of the scheduled lease payments is being charged to expense on a straight-line method over the life of the lease. The lease for the Company's previous premises, into which the Company had moved in September 1992, remains in effect until its expiration in January 1999. The Company has negotiated subleases to another tenant for the remaining lease term.

     Future minimum lease payments under noncancelable operating leases are as follows:
                            Minimum          Less
                             lease         sublease
Year ending December 31     payments       payments       Total
 .......................    ..........     ..........    .........
         1998              $  942,000      (213,900)      728,100
         1999                 732,700        (4,200)      728,500
         2000                 728,100             0       728,100
         2001                 242,700             0       242,700
                           ..........     ..........    .........
                           $2,645,500      (218,100)    2,427,400
                           ..........     ..........    .........
                           ..........     ..........    .........

     Total rent expense amounted to $817,200 for 1997.


(8)  Related Party Transactions
     ..........................

     The Company has a note payable to a limited partnership where the majority shareholder of the Company is a partner. The note matures December 31, 1998 and bears interest at 10% per annum. The note is unsecured and subordinated to the bank. Interest expense related to this note amounted to $39,600 in 1997.

     Synrad, Inc. has a research and development arrangement with Emerald Laser Ltd. (Emerald), an affiliate that is owned by the major shareholder of the Company. In accordance with the arrangement, Emerald develops certain products and Synrad reimburses Emerald for the development costs incurred. Total costs under the arrangement amounted to $2,061,700 during 1997. Synrad has a commitment to reimburse development costs incurred of $2,000,000 in 1998 and to pay Emerald an additional $2,000,000 by December 31, 1998, upon delivery of working model prototypes to Synrad.

     The Company guaranteed a term note payable due October 2003 to the bank of an affiliated company. The outstanding balance on this note at December 31, 1997 was $264,000.

     The Company distributes certain products to international markets through an affiliate. Total commission expenses to the affiliate amounted to $153,400 in 1997.

     Included in trade accounts receivable is a $66,200 receivable from affiliate, which has been fully reserved.

(9)  Non-Qualified Stock Option Plan
     ...............................

     Synrad, Inc. provides a non-qualified stock option plan for officers, directors, and certain key employees of Synrad, Inc. and Emerald. Options to purchase the Company's common stock may be granted at an exercise price determined by the Board of Directors; the price is generally equal to the fair market value of the stock at the date of grant. Outstanding options become exercisable after a one to three-year vesting period. Options may be exercised up to 15 years from the date of grant. The Company has authorized a total of 255,000 shares for issuance under the plan.

     The following summary sets forth the activity under the plan in
1997:
                                                           Weighted
                              Number of     Number of       average
                               shares         shares       exercise
                              available        under       price per
                              for grant       option         share
                              .........     ........       ........
     Outstanding
        at December 31, 1996     77,190      177,810       $  1.80

     Granted                    (44,625)      44,625         12.00
                              .........     ........       ........

     Outstanding
        at December 31, 1997     32,565      222,435       $  3.85
                              .........     ........       ........
                              .........     ........       ........



     The following table summarizes information concerning outstanding and exercisable options at December 31, 1997:

                        Options outstanding          Options exercisable
                 .................................  .....................
                               Weighted
                               average    Weighted              Weighted
                              remaining    average               average
   Range of         Number   contractual  exercise     Number   exercise
exercise prices  Outstanding    life       price    exercisable   price
 ...............  ........... ...........  ........  ........... .........
$0.23 - $ 1.00     132,935      8.56       $ 0.44      132,935   $ 0.44
$1.00 - $ 4.50      24,125     11.88         2.78       24,125     2.78
$8.00 - $12.00      65,375     14.16        11.17       27,125    10.00
                 ........... ...........  ........  ........... .........
                   222,435     10.56       $ 3.85      184,185   $ 2.16


     Had compensation costs for stock-based compensation been determined based on the fair value at the grant dates consistent with the method of SFAS No. 123, the Company's net income would have been reduced by approximately $133,900. The fair value of the options granted is estimated using the Black-Scholes option-pricing model with the following weighted average assumptions: risk-free interest rate of 6.31%; dividend yield of zero; forfeiture rate of zero; and an expected life of 10 years.

(10)  Profit Sharing Plan
      ...................

     The Company has a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code (Code) that covers all employees with one or more years of service. Participants may contribute a percentage of compensation, not to exceed the maximum allowed under the Code. The plan provides for a matching contribution by the Company approximating $54,200 in 1997.

(11)  International Operations
      ........................

     The Company is primarily engaged in the design, manufacture and sale of lasers. Company operations are primarily conducted in the United States, Japan, and Germany.

          Revenue:

              United States                      $ 13,220,500
              Japan                                 4,964,700
              Germany                               3,016,900
              Other European countries              6,340,700
                                                 ............

                   Total                         $ 27,542,800
                                                 ............
                                                 ............
         Net income:

              United States                      $  2,319,300
              Japan                                   595,800
              Germany                                 181,000
              Other European countries                760,900
                                                 ............
                   Total                         $  3,857,000
                                                 ............
                                                 ............


(12)  Contingencies and Environmental Matters
      .......................................

     The Company is subject to various claims and contingencies related to lawsuits and other matters arising in the normal course of business. Management believes the ultimate liability, if any, arising from such claims or contingencies is not likely to have a material adverse effect on the Company's results of operations or financial condition.

     The Company is presently in arbitration with a former employee, which has asserted that the Company is liable to him for severance. The former employee terminated employment on June 9, 1998. Management expects to settle this claim for an amount between $150,000 and $200,000.

     Consistent with the industry, the Company's operations result in noncontact cooling water and process wastewater, collectively called wastewater. The permit under which the Company disposes wastewater expires August 15, 1998. Without a permit, the Company's operations and financial results could be significantly affected. The Company is currently operating under an extension and the original permit is in the process of being renewed. Although the Company's environmental policies and practices are designed to ensure compliance with laws and regulations, future developments could require the Company to make additional environmental expenditures.

(13)  Subsequent Event
      ................

     Subsequent to December 31, 1997, the primary shareholder of the Company sold the assets of the Company in exchange for cash.



                              Synrad Inc.
                           Income Statement
                    For the Six Months Ended June 30,
                              (unaudited)

                                           1998                 1997
                                       ...........         ...........
Revenue                                $13,881,477         $13,078,113

Cost of goods sold                       8,126,905           7,262,273
                                       ...........         ...........

Gross profit                             5,754,572           5,815,840

Operating Expenses:
  Research and development               1,972,179           1,286,164
  Selling and marketing                  1,377,442             721,181
  General and administrative             1,241,984           1,019,760
                                       ...........         ...........

Total operating expenses                 4,591,605           3,027,105
                                       ...........         ...........

Operating income                         1,162,967           2,788,735
                                       ...........         ...........

Other income/(expense)                    (196,324)           (191,003)
                                       ...........         ...........

Net income                             $   966,643         $ 2,597,732
                                       ...........         ...........
                                       ...........         ...........



                               Synrad Inc.
                              Balance Sheet
                              As of June 30,
                               (unaudited)

ASSETS:
 .......
                                            1998               1997
                                       ..............      ...........
Cash                                   $      (6,239)      $   (43,900)
Accounts receivable                        3,116,205         3,107,427
Inventory                                  3,146,478         3,171,873
Prepaid expenses                              25,292            76,631
                                       .............       ...........

Total current assets                       6,281,736         6,312,031
                                       .............       ...........

Property, plant and equipment              1,410,137         1,107,036

Other assets                                 207,115           177,248
                                       .............       ...........

Total assets                           $   7,898,988       $ 7,596,315
                                       ..............      ...........
                                       ..............      ...........

Liabilities:
 ...........

Notes payable, short-term              $   1,250,000       $   597,153
Accounts payable                           2,189,290         1,777,930
Accrued liabilities                          957,856           269,183
Current portion of long-term debt            364,320           373,552
                                       .............       ...........

Total current liabilities                  4,761,466         3,017,818
                                       .............       ...........

Long-term debt, less current portion         469,016         1,371,441
Note payable to related party                660,000                 0
                                       .............       ...........

Total liability                            5,890,482         4,389,259
                                       .............       ...........

Common stock                                 423,518           423,518
Retained earnings                          1,584,988         2,783,538
                                       .............       ...........

Total equity                               2,008,506         3,207,056
                                       .............       ...........

Total Liabilities and equity           $   7,898,988       $ 7,596,315
                                       .............       ...........
                                       .............       ...........



EXHIBIT 99.2


                                           EXCEL TECHNOLOGY, INC. AND SYNRAD
INC.
                                             PROFORMA COMBINED BALANCE SHEET


                                                                     Proforma
Adjustments
                                            As of          As of
                                        June 30, 1998  June 30, 1998
Proforma
                                          Excel Tech.     Synrad
Dr.             Cr.           Combined
                                       .............. ..............
 .............    ..........       ............
Assets:
 .......

Cash                                   $ 7,429,290    $      (6,239) $
0      $ 3,751,842 <F1> $ 3,671,209
Investments                             11,672,801                0
0       11,500,000 <F1>     172,801
Accounts receivable                     11,968,652        3,116,205
0                0       15,084,857
Inventory                               11,711,323        3,146,478
0                0       14,857,801
Prepaid expenses                                 0           25,292
0                0           25,292
Deferred income taxes                      645,100                0
0                0          645,100
Other current assets                       391,732                0
0                0          391,732
                                       ...........    ..............
 ............     ............     ...........

Total current assets                    43,818,898        6,281,736
0       15,251,842       34,848,792

Excess of costs over fair market value
  of assets acquired                     5,938,015                0
17,000,000 <F1>           0       22,938,015

Property, plant and equipment            9,625,931        1,410,137
0                0       11,036,068
Other assets                               439,086          207,115
0                0          646,201
Deferred income taxes                    1,722,000                0
0                0        1,722,000
                                       ...........    ..............
 ............     ............     ...........
Total assets                           $61,543,930    $   7,898,988
$17,000,000      $15,251,842      $71,191,076
                                       ...........    ..............
 ............     ............     ...........
                                       ...........    ..............
 ............     ............     ...........

Liabilities:
 ...........

Notes payable, short-term              $   144,943    $   1,250,000  $
1,250,000 <F1> $         0      $   144,943
Accounts payable                         2,470,834        2,189,290
0                0        4,660,124
Current installment of long-term debt            0          364,320
364,320 <F1>           0                0
Accrued expenses and other
  current liabilities                    6,685,916          957,856
0                0        7,643,772
                                       ...........    ..............
 ............     ............     ...........
Total current liabilities                9,301,693        4,761,466
1,614,320                        12,448,839

Long-term debt                                   0          469,016
469,016 <F1>   6,500,000 <F2>   6,500,000
Notes payable, long-term                         0          660,000
660,000 <F1>           0                0
                                       ...........    ..............
 ............     ............     ...........
Total liabilities                        9,301,693        5,890,482
2,743,336        6,500,000       18,948,839

Common stock                                11,764          423,518
423,518 <F1>                       11,764
Additional paid in capital              48,966,184                0
0                0       48,966,184
Treasury stock                          (5,531,495)               0
0                0       (5,531,495)
Foreign currency
  translation adjustment                  (252,400)               0
0                0         (252,400)
Retained earnings                        9,048,184        1,584,988
1,584,988 <F1>           0        9,048,184
                                       ...........    ..............
 ............     ............     ...........
Total equity                            52,242,237        2,008,506
2,008,506                0       52,242,237

Total liabilities and equity           $61,543,930    $   7,898,988
$21,751,842      $21,751,842      $71,191,076
                                       ...........    ..............
 ............     ............     ...........
                                       ...........    ..............
 ............     ............     ...........



<F1>
This adjustment records the acquisition of Synrad for cash payments which includes the payment of Synrad's notes payable and long term debt.

<F2>
To record the borrowings from Bank of New York required for the acquisition of Synrad.

<F/N>







                                            EXCEL TECHNOLOGY, INC. AND SYNRAD
INC.
                                              PROFORMA COMBINED INCOME
STATEMENT

                                        For the six    For the six
                                        months ended   months ended
                                        June 30, 1998  June 30, 1998
Proforma Adjustments          Proforma
                                         Excel Tech.     Synrad           Dr.
Cr.           Combined
                                       ............   ...........
 .............    ..........       ............
Net sales and services                 $28,674,645    $13,881,477
0               0       $42,556,122

Cost of sales and services              14,639,379      8,126,905
0               0        22,766,284
                                       ...........    ...........
 ............     ..........       ............

Gross profit                            14,035,266      5,754,572
0               0        19,789,838

Operating Expenses:
  Selling and marketing                  4,571,817      1,377,442
0               0         5,949,259
  General and administrative             2,427,479      1,241,984
0               0         3,669,463
  Research and development               2,266,417      1,972,179
0               0         4,238,596
  Amortization of excess of cost over
    fair value of net assets of
    businesses acquired                    184,852              0
425,000 <F1>          0           609,852
                                       ...........    ...........
 ............     ..........       ............
Earnings from operations                 4,584,701      1,162,967
(425,000)              0         5,322,668

Non operating expenses:
  Interest expense                           7,903        124,537
125,000 <F2>          0           257,440
  Interest income                         (485,594)             0
390,000 <F2>          0           (95,594)
  Other (income)expense, net               (15,233)        71,787
0               0            56,554
                                       ...........    ...........
 ............     ..........       ............
Earnings before provision for taxes      5,077,625        966,643
(940,000)              0         5,104,268

Provision for income taxes               1,789,811              0
328,659 <F3>          0         2,118,470
                                       ...........    ...........
 ............     ..........       ............

Net earnings available to
  common shareholders:                 $ 3,287,814    $   966,643
$(1,268,659)     $        0       $ 2,985,798
                                       ...........    ...........
 ............     ..........       ............
                                       ...........    ...........
 ............     ..........       ............

Basic earnings per common share
$0.28

 ......

 ......
Weighted average common shares
  outstanding
10,686,763

 ............

 ............

Diluted earnings per common share
$0.26

 ......

 ......

Weighted average common and common
  equivalent shares outstanding
11,327,086

 ............

 ............

<F1>
To record the amortization of excess of cost over net assets acquired over twenty years, as if the acquisition of Synrad took place at the beginning of the period.

<F2>
To eliminate the interest income earned on cash and investments used and to include interest expense on borrowings to acquire Synrad.

<F3>
To record the effective tax rate of 34% on Synrad's pre-tax income.





                                           EXCEL TECHNOLOGY, INC. AND SYNRAD
INC.
                                             PROFORMA COMBINED INCOME
STATEMENT


                                       For the year    For the year
                                           ended          ended
                                       Dec. 31, 1997  Dec. 31, 1997
Proforma Adjustments            Proforma
                                         Excel Tech.      Synrad
Dr.             Cr.           Combined
                                       .............  .............
 ............     ...........      ............
Net sales and services                 $65,947,896    $27,542,800    $
0      $        0       $93,490,696

Cost of sales and services              33,245,432     15,435,300
0               0        48,680,732
                                       ...........    ...........
 ............     ..........       ............

Gross profit                            32,702,464     12,107,500
0               0        44,809,964

Operating expenses:
  Selling and marketing                 10,639,570      2,303,300
0               0        12,942,870
  General and administrative             4,805,284      2,548,700
0               0         7,353,984
  Research and development               4,860,903      3,220,800
0               0         8,081,703
  Amortization of excess of cost over
    fair value of net assets of
    businesses acquired                    369,704              0
850,000 <F1>          0         1,219,704
                                       ...........    ...........
 ............     ...........      ............
Earnings from operations                12,027,003      4,034,700
(850,000)              0        15,211,703

Non operating expenses:
  Interest expense                         159,888        211,000
240,000 <F2>          0           610,888
  Interest income                         (872,481)             0
780,000 <F2>          0           (92,481)
  Other (income) expense, net               96,814        (33,300)
0               0            63,514
                                       ...........    ...........
 ............     ...........      ............
Earnings before provision for
  income taxes                          12,642,782      3,857,000
(1,870,000)              0        14,629,782

Provision for income taxes               4,408,085              0
1,194,800 <F3>          0         5,602,885
                                       ...........    ...........
 ............     ...........      ............

Net earnings available to common
  shareholders:                          8,234,697      3,857,000
(3,064,800)                        9,026,897
                                       ...........    ...........
 ............     ...........      ............
                                       ...........    ...........
 ............     ...........      ............

Basic earnings per common share
$0.84

 .....

 .....
Weighted average common shares
  outstanding
10,686,763

 ...........

 ...........

Diluted earnings per common share
$0.80

 .....

 .....

Weighted average common and common
  equivalent shares outstanding
11,327,086

 ..........

 ..........

<F1>
To record the amortization of excess of cost over net assets acquired over twenty years, as if the acquisition of Synrad took place at the beginning of the period.

<F2>
To eliminate the interest income earned on cash and investments used and to include interest expense on borrowings to acquire Synrad.

<F3>
To record the effective tax rate of 34% on Synrad's pre-tax income.



EXHIBIT 2.1



                        ASSET PURCHASE AGREEMENT
                        ........................



     ASSET PURCHASE AGREEMENT, dated as of August 14, 1998 (this "Agreement"), by and among EXCEL TECHNOLOGY, INC., a Delaware corporation, having its principal place of business located at 780 Third Avenue, New York, New York 10017 ("Excel"), EXCEL PURCHASING CORPORATION, a Washington corporation, having its principal place of business located at 780 Third Avenue, New York, New York 10017 ("Purchasing Subsidiary"), SYNRAD, INC., a Washington corporation having its principal place of business located at 6500 Harbour Heights Parkway, Mukilteo, Washington 98275 ("Synrad"), THE AMENDED REVOCABLE LIVING TRUST OF PETER LAAKMANN, dated June 30, 1998 (the "Trust"), and PETER LAAKMANN, residing in The Highlands, Seattle, Washington ("Laakmann").

     W I T N E S S E T H :

     WHEREAS, Synrad is engaged in the business of developing, manufacturing and marketing sealed Carbon Dioxide lasers and related accessories (hereinafter referred to as the "Business");

     WHEREAS, Synrad desires to sell, assign and transfer to Purchasing Subsidiary, and Purchasing Subsidiary desires to purchase from Synrad, substantially all of the assets and properties (the "Business Assets") of Synrad relating to and/or utilized in operating the Business in exchange for the consideration and upon the terms and conditions set forth herein;
     WHEREAS, Laakmann is the trustor, trustee, and a beneficiary of the Trust, and the Trust is the sole shareholder of Synrad; and

     WHEREAS, Excel is the parent corporation of Purchasing Subsidiary;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations, warranties, conditions, and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

     ARTICLE I.
     .........

     PURCHASE AND SALE OF BUSINESS ASSETS
     ....................................

     I.01 Purchase and Sale of Business Assets. Subject to the terms and conditions contained herein, and except for the Retained Assets (as hereinafter defined), Synrad hereby sells, assigns, transfers, conveys, and delivers to Purchasing Subsidiary, and Purchasing Subsidiary hereby purchases, acquires and accepts from Synrad, the Business Assets, tangible or intangible, and wherever located, including, but not limited to, the following:


          (a)  all marketable securities;


          (b) all deposits in transit, accounts receivable, other billed and unbilled amounts due for products sold or services rendered, and, except as set forth in Section 1.02 (n) hereof, claims against third parties;

          (c)  all notes and loans receivable;

          (d) all inventory, including, without limitation, all raw materials, work in process, and finished goods;

          (e) all tangible personal property, machinery, equipment, and supplies (including, but not limited to, furniture and fixtures, computer equipment, production machinery, research equipment, tools, and all maintenance and other operating supplies, including small tools and spare parts and other expendables or non-inventoried items which may not have been treated as assets for accounting purposes in past years);

          (f)  all prepaid expenses and rights to insurance refunds;

          (g) all rights to proceeds from insurance policies held by Synrad, except to the extent necessary to cover liabilities retained hereunder by Synrad or of its officers and directors.

          (h) all right, title, and interest in and to (i), except as set forth in Section 1.02 hereof, all contracts and agreements, including, without limitation, all service contracts, employment con tracts (including any Employment Secrecy Agreements and Nondisclosure and Inventions Agreements signed by employees of Synrad or any of its affiliated companies who have not signed the Non-Disclosure and Inventions Agreement referred to in Sections 6.01(f) and 7.03 (a) hereof in the form presented to such employee by Purchasing Subsidiary), contracts with suppliers and distributors, and all rights and benefits accruing to Synrad under such contracts and agreements; (ii) all trademarks, tradenames, servicemarks, copyrights, patents, and applications therefor; (iii) all trade secrets, know-how, processes, procedures, formulae, algorithms and other proprietary knowledge; (iv) all other intangible assets owned by Synrad and/or used or useful in connection with the Business, or held for the benefit of Synrad; (v) all permits, certificates, leases, subleases, licenses, franchises, and privileges; (vi) all software in development and source codes, flow charts, notes or outlines relating thereto; (vii) all goodwill associated with the Business; (viii) the name "Synrad", whether presently owned by Synrad, the Trust, or Laakmann; and (ix) all causes of action, judgments, claims, and demands of whatever nature;

          (i) all marketing, advertising and promotional materials, including, without limitation, mailing lists, prospect lists, promotional letters, catalogues, flyers, reply cards, notes of return, sample mailing pieces, space advertising, and the like;

          (j) all files, books and records, invoices, accounts, and surveys used or useful in connection with the ownership and/or operation of the Business, including, without limitation, all current supplier and customer lists relating to the Business; and

          (k) all other interests to which Synrad has any right of ownership, use or otherwise, or in which Synrad has a conveyable or assignable interest.

     I.02 Business Assets Not Being Purchased and Sold. Notwithstanding anything contained in Section 1.01 to the contrary, the following assets (the "Retained Assets") are expressly excluded from the assets being purchased and sold hereunder:

          (a)  cash;

          (b)  account receivable from Lidatek, Inc.;

          (c)  accounts receivable from Emerald and SI;

          (d)  investment in Synrad International, Inc. ("SI");

          (e) the corporate seal, minute book, stock book and stock ledger of Synrad;

          (f) the shares of capital stock in Synrad Europe Holdings BV ("BV"), a 79% owned subsidiary of Synrad;

          (g)  the Emerald Laser Ltd. ("Emerald") Research and
Development Agreement signed December 7, 1995 (the "Emerald R&D
Agreement"), except to the extent that Synrad is entitled to the results of all research and development thereunder;

          (h)  the oral contract to pay sales commissions to SI;

          (i)  the consultancy and brokerage fee agreements with Jan
Melles;

          (j) the two Bothell leases, and the subleases in respect of the same.

          (k)  the lease at Building D, 8229 44th Avenue West, Mukilteo,
WA;
          (l)  the insurance policies listed on Schedule 1.02 hereof;

          (m) the rights to proceeds from insurance policies to the extent necessary to cover liabilities retained hereunder by Synrad or of its officers and directors;

          (n) claims against third parties to the extent of any liabilities retained hereunder by Synrad with respect to such third parties, including, without limitation, counterclaims against Patlex up to the amount which Synrad is required to pay to Patlex for previously unpaid royalties;

          (o)  any agreement with Gyne-Tech Instrument Corporation;

          (p)  the employment agreement with Ian Dodd;

          (q)  the Patlex agreement;

          (r)  Synrad's stock option plan and any agreements thereunder;

          (s) any benefit plan of the type described in Section 5.14 hereof, including, without limitation, Synrad's 401(k) Plan; and

          (t)  rights under this Agreement;

     ARTICLE II.
     ..........

     PURCHASE PRICE
     ..............

     In consideration of the sale, assignment, transfer, conveyance and delivery of the Business Assets by Synrad to Purchasing Subsidiary, Purchasing Subsidiary is paying to Synrad, by wire transfer to Synrad's bank account or in accordance with Synrad's instructions, simultaneously with the execution of this Agreement, the sum of $19,402,964 (the "Purchase Price"), which sum has been computed as set forth on Schedule 2.01(a) hereto. The asset valuation to be utilized by Purchasing Corporation and Synrad shall be as set forth on Schedule 2.01(b) hereto.

     ARTICLE III.
     ............

     ASSUMPTION OF LIABILITIES AND OBLIGATIONS
     .........................................

     As additional consideration for the sale, assignment, transfer, conveyance and delivery of the Business Assets by Synrad to Purchasing Subsidiary, Purchasing Subsidiary hereby assumes, and agrees to pay, perform, honor, discharge, or otherwise satisfy in due course, (a) all liabilities of Synrad, Emerald and SI remaining unpaid which are reflected on the Balance Sheet (as hereinafter defined) or which have arisen in the ordinary course of business since the Balance Sheet Date (as hereinafter defined); and (b) all obligations of Synrad required to be performed under contracts which are listed on Schedule 5.12 hereto and those that are not required to be listed on such Schedule, to the extent effectively assigned to Purchasing Subsidiary; provided, however, that Synrad shall retain, and under no circumstances shall Purchasing Subsidiary pay or assume or be or become liable for any of, the following liabilities and obligations (the "Retained Liabilities and Obligations"):

          (a) those liabilities which are not reflected on the Balance Sheet and which have been incurred or relate to a period of time prior to the Balance Sheet Date;

          (b) bank overdrafts (except to the extent incurred in the ordinary course of business for the operations of Synrad);

          (c) federal, state, or local tax liabilities and obligations of Synrad (except payroll taxes and any other operating business taxes of Synrad, Emerald and SI that have been accrued on the Balance Sheet or have been accrued in the ordinary course of business since the Balance Sheet Date in accordance with past practice);

          (d) royalty payments, if any, due to Patlex (except current accrued royalties, but not any liability that may exist for royalties on 30VDC power supplies for periods prior to the date hereof);

          (e) liabilities with respect to the consultancy agreement with Jan Melles;

          (f) liabilities and obligations of Synrad for brokerage or other commissions or expenses relative to this Agreement or to the transactions contemplated hereunder;

          (g) liabilities and obligations arising out of any breach by Synrad at any time on or prior to the date hereof, of any contract or commitment, including any contract or commitment assumed by Purchasing Subsidiary on the date hereof;

          (h) liabilities and obligations under any benefit plan of the type described in Section 5.14 hereof, including, without limitation, Synrad's 401(k) Plan;

          (i) liabilities and obligations under Synrad's stock option plan, including with respect to options to purchase Synrad Common Stock (as hereinafter defined) and with respect to the purchase, cancellation or other disposition of such options;

          (j) any sales, use or similar tax payable by or collectible from Purchasing Subsidiary in connection with the sale of the Business Assets (except as set forth in Section 7.03(d) hereof);

          (k) environmental liabilities of Synrad, including any civil and criminal penalties, and the costs and expenses associated therewith and to rectify the same;

          (l)  liabilities and obligations under the Emerald R&D
Agreement;

          (m) liabilities and obligations to SI for any sales commissions;

          (n)  accounts payable to Emerald and SI;

          (o)  note payable to Laakmann Family LP;

          (p)  guarantee of term note payable for Lidatek, Inc.;

          (q) the two Bothell leases, and the subleases in respect of such leases; and

          (r)  the lease at Building D, 8229 44th Avenue West, Mukilteo,
WA; and

          (s) liability, if any, for failure to submit annual reports for the Bothell facility indicating cessation of dangerous waste activities at the site;

          (t) any liability and obligation to Ian Dodd and/or John W. Downs in connection with or arising out of the termination of their employment;

          (u) any liability and obligation to Monika Ott in connection with or arising out of her claim of sexual harassment;

          (v) any liability for possible claims by Parris Tolbert as a result of events existing as of the date hereof;

          (w) any product liability claims arising out of sales or events prior to the date hereof, notwithstanding the fact that the claim may be made after the date hereof;

          (x) any liability arising out of the use by Synrad of Raytheon's RCRA Identification number as set forth in Schedule 5.07 (5) hereof;

          (y) any liability and obligation in connection with or arising out of any relationship with Gyne-Tech Instrument Corporation; and

          (z) any other liabilities and obligations not specifically assumed by Purchasing Subsidiary hereunder.

     ARTICLE IV.
     ...........

     REPRESENTATIONS AND WARRANTIES OF EXCEL AND PURCHASING SUBSIDIARY
     .................................................................

     Excel and Purchasing Subsidiary hereby jointly and severally represent and warrant to Synrad as follows:

     IV.01 Corporate Organization; Good Standing. Each of Excel and Purchasing Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation.

     IV. 02 Authority; Validity; Acquired Filings and Consents. Each of Excel and Purchasing Subsidiary has the requisite corporate power and authority to execute and deliver this Agreement and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement by Excel and Purchasing Subsidiary and the performance by each of them of their respective obligations hereunder have been duly authorized by their respective Board of Directors. There are no corporate, contractual, statutory, or other restrictions of any kind upon the power and authority of Excel or Purchasing Subsidiary to execute and deliver this Agreement and to consummate the transactions contemplated hereunder, and no permit, consent, approval or authorization of, or declaration, filing or registration with, or the giving of notice to any foreign, federal, state, municipal, or other governmental department, commission, board, bureau, instrumentality, or agency (collectively "Governmental Authority") is necessary (or, if necessary, has been obtained or made) in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Excel and Purchasing Subsidiary and constitutes a legal, valid, and binding obligation of Excel and Purchasing Subsidiary, enforceable against each of them in accordance with its terms (except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

     IV.03 No Conflict. The execution and delivery of this Agreement and consummation of the transactions contemplated herein do not and will not (a) conflict with or violate any law, regulation, judgment, order, or decree binding upon Excel or Purchasing Subsidiary or the provisions of their respective Certificates of Incorporation or By-laws; or (b) conflict with or result in a breach of any condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien or charge upon any of the properties or assets of Excel or Purchasing Subsidiary pursuant to, any contract, agreement, permit, license, franchise, or other instrument to which Excel or Purchasing Subsidiary is a party or which is or purports to be binding upon Excel or Purchasing Subsidiary or any of their properties.

     IV.04 Hart-Scott-Rodino Act. For the fiscal year ended December 31, 1997 and for the six month period ended June 30, 1998, Excel's sales did not equal or exceed $100,000,000, nor did its total assets equal or exceed $100,000.000. In addition, based on publicly available information, Excel is the "ultimate beneficial owner" of Purchasing Subsidiary within the meaning of the Hart-Scott-Rodino Act and its implementing regulations.

     ARTICLE V.
     ..........

     REPRESENTATIONS AND WARRANTIES OF SYNRAD, THE TRUST, AND LAAKMANN
     .................................................................

     Each of Synrad, the Trust, and Laakmann hereby jointly and severally represent and warrant to Excel and Purchasing Subsidiary, as follows:

     V.01 Corporate Organization; Good Standing; Requisite Authority; Qualification; Subsidiaries.

          (a) Synrad is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington, and has all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as the same is now being conducted. Synrad is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its activities make such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on its business, operations, financial condition or prospects (a "Material Adverse Effect"). A schedule of all such jurisdictions in which Synrad is qualified to do business as a foreign corporation is attached hereto as Schedule 5.01. Synrad has no subsidiaries, except for BV (which in turn has a wholly owned subsidiary, Synrad GmbH ("GmbH"). BV and GmbH are not operational, have engaged in no material transactions, are not a party to any contracts or commitments, whether written or oral, do not have any assets other than a bank account containing $17,797, and do not have any employees, whether current or former.

          (b) The Trust is a trust duly organized and validly existing under the laws of the State of Washington.

     V.02 Capitalization. The Synrad capital stock consists of 2,000,000 shares of common stock, no par value per share (the "Synrad Common Stock"), of which 1,020,000 shares are issued and outstanding and owned by the Trust. No shares of Synrad Common Stock are held in the treasury of Synrad. The Synrad Common Stock is duly authorized, has been duly and validly issued, is fully paid and non-assessable, and has not been issued in violation of the preemptive rights of any stockholder. Except as set forth in Schedule 5.02 hereto, there are no outstanding subscriptions, options, warrants, calls, commitments, agreements, or rights of any kind or nature in respect of the authorized but unissued shares of Synrad Common Stock and none of such shares are reserved for issuance for any purpose.

     V.03 Authority; Validity; Consents. Synrad has the requisite corporate power and authority and the Trust and Laakmann each have the legal capacity to execute and deliver this Agreement and to assume and perform all of their respective obligations hereunder. The execution and delivery of this Agreement by Synrad and the performance of its obligations hereunder have been duly authorized by Synrad's Board of Directors and by its sole shareholder. There are no corporate, contractual, statutory, or other restrictions of any kind upon the power and authority of Synrad or the legal capacity of the Trust or Laakmann to execute and deliver this Agreement and to consummate the transactions contemplated hereunder, and, assuming the accuracy of Excel's representation and warranty in Section 4.04, no permit, consent, approval or authorization of, or declaration, filing or registration with, or the giving of notice to any Governmental Authority is necessary (or, if necessary, has been obtained or made) in connection with the execution, delivery or performance of this Agreement by Synrad, the Trust or Laakmann or the consummation by Synrad, the Trust or Laakmann of the transactions contemplated hereby, except as set forth in Schedule 5.03 hereto. This Agreement has been duly executed and delivered by Synrad, the Trust and Laakmann and constitutes a legal, valid, and binding obligation of each of them, enforceable against each of them in accordance with its terms (except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

     V.04 No Conflict. Except as set forth in Schedule 5.04 hereto, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not (a) conflict with or violate any law, regulation, judgment, order, or decree binding upon Synrad or the provisions of its Articles of Incorporation or By-laws; (b) conflict with or result in a breach of any condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien or charge upon any properties or assets of Synrad pursuant to, any contract, agreement, permit, license, franchise, or other instrument to which Synrad is a party or which is or purports to be binding upon Synrad or any of its properties; or (c) result in the loss of any license, legal privilege, or legal right enjoyed or possessed by Synrad.

     V.05  Financial Statements.

          (a) Exhibit A, attached hereto and made a part hereof, contains Synrad's (i) unaudited combined balance sheet as at December 31, 1997 and the related statement of income for the year then ended, and
(ii) unaudited combined balance sheet (the "Balance Sheet") as at June 30, 1998 (the "Balance Sheet Date") and the related statements of income for the six-month period then ended. Except as set forth in Schedule 5.05, such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the combined financial position of Synrad, Emerald and SI as at such dates and the results of operations for the periods then ended, subject only to normal and recurring year end adjustments in the case of the financial statements as at and for the period ending on the Balance Sheet Date, provided that, except as set forth in Sections 5.06(a) and 5.11, no representation and warranty shall be deemed made with respect to inventory or accounts receivable. The foregoing financial statements are capable of being audited so as to allow Excel to satisfy its reporting requirements pursuant to the Exchange Act.
          (a) Exhibit B, attached hereto and made a part hereof, contains the unaudited balance sheet as at June 30, 1998 and the related statement of income for the six-month period then ended for each of Emerald and SI. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial position of each of Emerald and SI as at such date and the results of operations for the period then ended. Except as set forth in Schedule 5.05(b), since such date there has been no change in the financial condition, including the net worth, of either Emerald or SI. Neither Emerald nor SI have any assets which are not reflected on their respective balance sheet as of June 30, 1998.

     V.06  Various Assets.

          (a) Accounts Receivable. The accounts receivable shown on the Balance Sheet are bona fide receivables which arose in the ordinary course of business and represent valid claims by Synrad.

          (b) Fixed Assets. Schedule 5.06(b) hereof sets forth a complete and accurate list of all items of machinery, equipment, computers and other tangible personal property comprising the Business Assets as of the date hereof whose original book value exceeded $1,000. Except as set forth in Schedule 5.06(b), all of such property is in good repair and working order and is in the possession of Synrad.

          (c) Backlog. As at the Balance Sheet Date, Synrad had a backlog of $7,122,582 and as of August 11, 1998 such backlog is $7,371,436. Except as set forth on Schedule 5.06(c) hereto, no orders have been canceled since the Balance Sheet Date.

          (d) Inventory. No representation and warranty, express or implied will be deemed given as to the condition or usability of the inventory.

     V.07  No Undisclosed Liabilities.  Except as set forth in Schedule
5.07 hereof, as of the Balance Sheet Date, Synrad had no debts, liabilities, or obligations of any kind, whether accrued, absolute, contingent, or other, and whether due or to become due, including, but not limited to, liabilities or obligations on account of taxes or other governmental charges, or penalties, interest, or fines thereon or in respect thereof, except to the extent set forth on or reserved against or reflected on the Balance Sheet, and there is no basis for the assertion against Synrad of any such debt, liability, or obligation. The liabilities reflected on the Balance Sheet are bona fide liabilities which arose in the ordinary course of business.

     V.08  Absence of Certain Changes and Events.  Except as set forth in
Schedule 5.08 hereof, since the Balance Sheet Date there has not been, with respect to Synrad, (a) any material adverse change in its business, operations, financial condition, assets, liabilities, prospects, or regulatory status; (b) any material damage, destruction, or loss (whether or not covered by insurance) with respect to any of its material assets or properties; (c) any redemption or other acquisition by it of Synrad Common Stock or options to purchase Synrad Common Stock or any declaration or payment of any dividend or other distribution in cash, stock, or property with respect thereto; (d) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement; (e) any transfer of, or rights granted under, any material leases, licenses, agreements, patents, trademarks, trade names, or copyrights, other than those transferred or granted in the ordinary course of business and consistent with past practice; (f) any mortgage, lien, pledge, security interest, claim, charge, or encumbrance of any nature whatsoever (collectively "Encumbrances") imposed on any assets or properties, excluding those items set forth in
Section 5.11(a) through (e); (g) any payment of debts, liabilities, or obligations ("Liabilities") of any kind, other than Liabilities currently due; (h) any cancellation of any debts or claims or forgiveness of amounts owed to Synrad; (i) any incurrence of any Liabilities of any nature, whether accrued, contingent or otherwise, which would have, individually or in the aggregate, a Material Adverse Effect; (j) any new employment or consulting agreements entered into, any wages increased or bonuses paid, or any additional pension, profit sharing, bonus, deferred compensation, stock purchase, stock option, insurance, severance, retirement, or other benefit agreement entered into; or (k) any change in accounting principles or methods, except insofar as may have been required by a change in generally accepted accounting principles. Except as otherwise set forth in Schedule 5.08, since the Balance Sheet Date Synrad has conducted its business only in the ordinary course and in a manner consistent with past practice, has not made any material change in the conduct of its business or operations or incurred any expense outside the ordinary course of business and, with respect to Emerald and SI, has not (x) made any payments other than for employee wages and related expenses, or (y) made any commitments on their behalf.

     V.09 Trademarks, Patents and Copyrights. Schedule 5.09 attached hereto sets forth all patents, patent rights, trade names, trademarks, trademark rights, service marks, material copyrights, material proprietary rights, licenses, and permits (collectively "Rights") owned or possessed by Synrad or utilized in its business. Except as set forth in Schedule 5.09, the use of the Rights by Synrad, in the manner and in the jurisdictions in which the Rights are currently used by Synrad, does not and will not conflict with or violate the rights possessed by any other person, firm, company, partnership, or corporation and, to the best knowledge of Synrad, no one is infringing the rights of Synrad with respect to any such Rights. Except as set forth in Schedule 5.09, Synrad has the sole and exclusive right to use the Rights in the manner and in the jurisdictions in which the Rights are currently used by Synrad. Neither Emerald nor SI own any Rights or technology.

     V.10 Business Assets. The Business Assets (excluding the Retained Assets) constitute all of the properties, assets, rights, contracts, leases, easements, licenses, and real and personal property utilized by Synrad in the conduct of the Business, and no other assets, whether tangible or intangible, are required to engage in the Business as presently conducted by Synrad.

     V.11 Title to Property. Except as set forth in Schedule 5.11 attached hereto, Synrad has good and marketable title, or, in the case of leased property, valid leasehold rights, to all of the Business Assets, free and clear of all Encumbrances, excluding (a) liens for taxes, fees, levies, imposts, duties, or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; (b) liens for mechanics, materialmen, laborers, employees, suppliers, or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings; (c) liens created in the ordinary course of business in connection with the leasing or financing of office, computer, and related equipment and supplies; (d) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; and (e) liens or defects in title or leasehold rights that do not and will not have a Material Adverse Effect.

     V.12  Contracts and Commitments.

          (a) Except as set forth in Schedule 5.12(a) attached hereto, except for purchase orders placed by Synrad or sales orders placed with Synrad in the ordinary course of business, and except for contracts and commitments involving $5,000 or less (and which, in the aggregate, do not exceed $25,000), Synrad is not a party to any contract and does not have any commitment, whether written or oral, which is not cancelable, which is cancelable upon more than 30 days notice, or which is cancelable on notice of 30 days or less with penalty, including, without limitation, any contract or commitment with respect to any (i) advertising and promotion, (ii) service, (iii) lease (as lessor or lessee), (iv) license,
(v) franchise, (vi) employment or pension, profit sharing, bonus, stock purchase, retirement, hospitalization, insurance, or other plan or arrangement involving employee benefits, (vii) inventory or supplies,
(viii) equipment, (ix) financing, and (x) acquisition or disposition of rights. Each of the contracts and commitments set forth in Schedule 5.12(a) is valid, binding, in full force and effect, and enforceable in accordance with its terms, and there is no default or claim of default against Synrad or any notice of termination with respect thereof. Synrad has complied in all material respects with all requirements of, and performed all of its obligations under, such contracts and commitments. In addition, except as set forth in Schedule 5.12(a), no other party to any such contract or commitment is in material default under or in material breach of any term or provision thereof, and there exists no condition or event which, after notice or lapse of time or both, would constitute a material default by any party to any such contract or commitment. There are no events or circumstances which would indicate that any contract or commitment set forth in Schedule 5.12(a) is likely to be terminated, or unlikely to be renewed, within the next twelve (12) months. Copies of all the written documents and a synopsis of all oral contracts and commitments described in Schedule 5.12(a) have heretofore been delivered to Excel, are true and complete, and include all amendments and supplements thereto and modifications thereof.

          (b) Except as set forth in Schedule 5.12(b) attached hereto, Synrad is not a party to any oral or written (i) agreement with any consultant, executive officer, or other key employee, the benefits of which are contingent upon, or the terms of which are materially altered upon, the execution and delivery of this Agreement, or (ii) agreement or plan, including any stock option plan and the like, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, upon the execution and delivery of this Agreement.

      V.13 Insurance. Schedule 5.13 attached hereto sets forth a list and brief description of all insurance policies maintained by Synrad on its properties, assets, business, and personnel and the premiums payable thereon. Synrad is not in default with respect to any provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. Such policies are in full force and effect and the premiums with respect thereto have been paid.

     V.14 Employee Benefit Plans. Schedule 5.14 attached hereto sets forth a list of all material employee welfare benefit plans (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employee pension benefit plans (as defined in
Section 3(2) of ERISA), and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs, or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, Synrad (collectively, the "Employee Plans"). Synrad has delivered to Excel true and complete copies of all Employee Plans, as in effect, as well as the latest Internal Revenue Service determination letters, if any, obtained with respect to any Employee Plan qualified under Section 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"). With respect to each Employee Plan, true and complete copies of
(a) the most recent annual actuarial valuation report, if any, (b) the last filed Form 5500 together with Schedule A or B thereto or both, (c) the summary plan description (as defined in ERISA), if any, and all modifications thereto communicated to employees, and (d) the most recent annual and periodic accounting of related plan assets, if any, have been, or will be, delivered to Excel and are, or will be, correct in all material respects. With respect to any Employee Plan, neither Synrad nor any of its directors, officers, employees, or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and Section 4975 of the Code, has engaged in or has been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to Synrad, or any Employee Plan. Except as disclosed in
Schedule 5.14, all Employee Plans are in compliance in all material respects with the applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Employee Plans, including, but not limited to, ERISA and the Code, and there are no pending or threatened claims, lawsuits, or arbitrations (other than routine claims for benefits) which have been asserted or instituted against Synrad, any Employee Plan, or the assets of any trust for any Employee Plan. Each Employee Plan intended to qualify under Section 401(a) of the Code does so qualify, and the trusts created thereunder are exempt from tax under the provisions of Section 501(a) of the Code. No Employee Plan which was intended to qualify under
Section 401(a) of the Code has been terminated by Synrad. All contributions or payments required to be made or accrued before the date hereof (as hereinafter defined) under the terms of any Employee Plan will have been made or accrued by Synrad, as applicable, by the date hereof. No Employee Plan subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Synrad has not incurred, nor does it reasonably expect to incur, any liability to the Pension Benefit Guaranty Corporation with respect to any Employee Plan. Synrad has not incurred, nor does it reasonably expect to incur, any withdrawal liability with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA). Synrad does not have, nor has it had, a defined benefit pension plan.

     V.15  Labor Matters; Personnel.  Except as disclosed in Schedule
5.15 attached hereto, there are no controversies or claims, pending or threatened, between Synrad and any of its current or former employees, which controversies or claims have affected or may reasonably be expected to affect the business, operations, financial condition, assets, liabilities, prospects, or regulatory status of Synrad. The policies of Synrad concerning hours worked by, and payments made to, employees are in all material respects in compliance with the Fair Labor Standards Act and all other applicable laws dealing with such matters. There are no existing or outstanding material obligations of Synrad, whether arising by operation of law, civil or common, by contract, or by past custom, for payments to trusts or other funds, to any Governmental Authority, or to any individual, director, officer, employee, or agent (or his or her heirs, legatees, or legal representatives), with respect to any contract for employment, unemployment compensation benefits, profit sharing, pension, or retirement benefits, including vacation or holiday pay, bonuses, or other forms of compensation, which are payable to its directors, officers, employees, or agents, which have not been paid when due. All payments due from Synrad on account of employee health and welfare insurance have been paid or accrued as a liability on Synrad's books. All severance payments which are or were due under the terms of any agreement, oral or written, have been paid or accrued as a liability on Synrad's books. Except as set forth on Schedule 5.15 hereto, all vacation and sick pay accrued and/or owed and bonuses to be paid with respect to services rendered up to the date hereof, whether in stock or cash, shall be accrued on the books of Synrad as of the date hereof. Except as set forth in Schedule 5.15, Synrad is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Synrad, nor does Synrad know of any activities or proceedings of any labor union to organize any such employees. Section
5.15 sets forth a list of all officers, directors, and employees of Synrad and their respective rates of compensation (including the portions thereof attributable to bonuses), including any other salary, bonus, or other payment arrangement made with any of them.

     V.16  Litigation; Claims; Investigations.  Except as set forth in
Schedule 5.16 attached hereto, there are no suits, actions, claims, investigations, proceedings, or inquiries pending, threatened against, or, to the best of Synrad's knowledge, affecting, Synrad or any of its properties, rights, assets, or business, at law or in equity, in any court or before any Governmental Authority which, if decided adversely to Synrad, would have a Material Adverse Effect, and Synrad does not know nor does it have any grounds to know of any basis or grounds for any such suit, action, claim, investigation, inquiry, or proceeding. There is no outstanding order, writ, judgment, injunction, or decree of any court, administrative agency, governmental body, or arbitration tribunal against or, to the best of Synrad's knowledge, affecting Synrad or any of its properties, rights, assets, or business.

     V.17  Governmental Licenses and Permits.  Except as set forth on
Schedule 5.17 hereto, Synrad has all governmental licenses and permits necessary for the lawful conduct of the Business and to operate its properties and assets, and such licenses and permits are in full force and effect. Schedule 5.17 attached hereto sets forth all such licenses and permits. No violations exist or have any been recorded with respect to any such licenses or permits; no proceeding is pending or threatened which contemplates the revocation or limitation of any such license or permit; and Synrad does not know or have any grounds to know of any basis or grounds for any such revocation or limitation. Synrad has complied in all material respects with all laws, rules, regulations, ordinances, codes, and orders relating to its properties and/or the Business and to all covenants, terms, and conditions upon or under which any of its licenses and permits are held. Except as set forth in Schedule 5.17, such licenses and permits are freely assignable to Purchasing Subsidiary.

     V.18 Compliance With Legislation Regulating Environmental Quality. Except for chemical products and other materials which are used by Synrad in the ordinary course of its manufacturing and which have been stored, used, and disposed of in accordance with applicable laws, there are no toxic wastes or other toxic or hazardous substances or materials (collectively, "Toxic Substances") being stored or otherwise held in or on any of the facilities of Synrad. In addition, there are no Toxic Substances which have migrated from such facilities, whether contained in ambient air, surface water, groundwater, land surface, or subsurface strata. Except as set forth in Schedule 5.18 hereto, the facilities of Synrad have been maintained in material compliance with all federal, state, and local environmental protection, occupational, health, safety, and similar laws, ordinances, restrictions, licenses, and regulations, including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. 6901 et seq.), Safe Drinking Water Act (21 U.S.C. 349, 42
U.S.C. 201, 300f), Toxic Substances Control Act (15 U.S.C. 2601 et seq.), Clean Air Act (42 U.S.C. 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.) ("CERCLA"), and similar state laws. Synrad has not disposed or arranged (by contract, agreement, or otherwise), within the meaning of
Section 107(a)(3) of CERCLA, for the disposal of any material or substance that was generated or used by Synrad at any off-site location that has been or is listed or proposed for inclusion on the National Priority List promulgated pursuant to CERCLA or any list promulgated by any Governmental Authority for the purpose of identifying sites which pose an imminent danger to health and safety. Synrad has delivered to Excel true and complete copies of all environmental studies, reports, and analyses made or prepared in the last five years relating to Synrad and/or its facilities to the extent they were made by Synrad or are in Synrad's possession or, in the case of the Mukilteo facility, Synrad has knowledge thereof.

     V.19  Tax Matters.

          (a) Synrad has duly and timely filed all tax reports and returns required to be filed by it, including all federal, state, local, and foreign tax returns and reports ("Tax Returns"). Except as set forth in Schedule 5.19 hereto, all Tax Returns were correct and complete in all material respects when filed. Except as set forth in Schedule 5.19 hereto, Synrad has paid in full all taxes (whether or not shown on a Tax Return) required to be paid by it before such payment became delinquent, and has made adequate provision in conformity with generally accepted accounting principles, consistently applied, for the payment of all accrued taxes not yet payable. All taxes which Synrad has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been duly and timely paid to the proper taxing authority.

          (b) The Tax Returns have not been examined by the Internal Revenue Service for any period during the past five years, nor has any issue been raised by the Internal Revenue Service in respect of any such Tax Returns. Except as set forth in Schedule 5.19 hereto, no audits, inquiries, investigations, or examinations relating to the Tax Returns are pending or threatened by any Governmental Authority, and no claims have been or may be asserted relating to any of the Tax Returns filed for any year which, if determined adversely, would result in the assertion by any Governmental Authority of any material tax deficiency against Synrad. There have been no waivers or extensions of statutes of limitations by Synrad.

     V.20  Transactions with Certain Persons.  Except as set forth in
Schedule 5.20 attached hereto, neither Synrad, nor any officer, director, or employee of Synrad (or any member of any such person's immediate family), is presently a party to any material transaction with Synrad relating to the business of Synrad, including, without limitation, any contract, agreement, or other arrangement (a) providing for the furnishing of material services by, (b) providing for the rental of material real or personal property from, or (c) otherwise requiring material payments to (other than for services as officers, directors, or employees of Synrad), any such person or any corporation, partnership, trust, or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee, or partner.

     V.21 Brokers. Except for Photonics Investments B.V. (the fees of which shall be paid by Synrad), no broker, finder, or investment banker has acted for Synrad in connection with this Agreement or the transactions contemplated hereby, or is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Synrad.

     V.22 Illegal Payments. Synrad has not, directly or indirectly, paid or delivered any fee, commission, or other sum of money or item or property, however characterized, to any finder, agent, government official, or other party, in the United States or any other country, which is in any manner related to the business or operations of Synrad, which Synrad knows or has reason to believe to have been illegal under any federal, state, or local laws of the United States or any other country having jurisdiction; and Synrad has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

     V.23  Adverse Business Conditions.  Except as set forth in Schedule
5.23 attached hereto, Synrad has no reasonable cause to believe that any condition exists with respect to Synrad which has, or may have, a Material Adverse Effect.

     V.24 Material Misstatements or Omissions. No representation, warranty, or statement made by Synrad in this Agreement, or in any certificate or document delivered or to be delivered to Excel or Purchasing Subsidiary pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to be stated in order to make such representation, warranty, or statement not misleading. All information relating to Synrad which is known or, on reasonable inquiry, would be known to Synrad, and which may be material to a purchaser for value of all of the assets, businesses, and operations of Synrad, has been disclosed in writing to Excel. The representations and warranties contained in this Article V shall not be affected or deemed waived by reason of the fact that Excel or any of its representatives should have known that any such representation or warranty is or might be inaccurate in any respect or by any investigation by Excel or its representatives.

     V.25 Year 2000 Review. Synrad has reviewed the effect of the Year 2000 issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for Synrad or used or relied upon in the conduct of the Business (including systems and equipment supplied by others or with which such computer systems of Synrad interface.) The costs to Synrad of any reprogramming required as a result of the Year 2000 issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 issue to Synrad (including reprogramming errors and the failure of systems or equipment supplied by others) are not reasonably expected to have a Material Adverse Effect.

     Excel is active in the electro-optics business generally, and, accordingly, (a) the representation and warranty contained in each of
Section 5.23 and 5.24 shall not be deemed to extend to general economic conditions and trends in the electro-optics business or as to the general regulatory environment (excluding environmental matters), and (b) Excel acknowledges that revenue forecasts previously provided by Synrad to Excel were made in good faith and based on Synrad management's reasonable belief and on assumptions that Synrad's management beliefs are reasonable but are not intended as guarantees as to future performance and that there may be variations in performance from the forecasts provided by Synrad and that those variations may be material. Except as set forth in Sections 5.06(a) and 5.11, no representation or warranty shall be deemed made in Sections 5.23 and 5.24 with respect to inventory and accounts receivable.


     ARTICLE V.
     ...........

     CLOSING DOCUMENTS
     .................

     VI.01 Deliveries by Synrad. Concurrently with the execution and delivery of this Agreement, Synrad is delivering to Purchasing Subsidiary the following documents, certificates, instruments and items, in each case in form and substance reasonably satisfactory to Purchasing
Subsidiary and its counsel:

          (a)  bill of sale and assignment for the Business Assets;

          (b) assignments of patents, patent applications, trademarks and copyrights, all in recordable form;

          (c) a copy of resolutions duly adopted by the Board of Directors of Synrad authorizing and approving the execution and delivery of this Agreement by Synrad and the performance of its obligations hereunder;

          (d) a copy of resolutions duly adopted by the sole shareholder of Synrad authorizing and approving the execution and delivery of this Agreement by Synrad and the performance of its obligations hereunder;

          (e) the opinion, dated as of the date hereof, of Preston Gates & Ellis, LLP, counsel to Synrad, Laakmann, and the Trust;

          (f) Non-disclosure and inventions agreements ("Non-Disclosure and Inventions Agreements") executed by all employees of Synrad and Emerald;

          (g) all consents, approvals, and filings required in connection with the consummation of the transactions hereunder, including, without limitation, those consents set forth on Exhibit C attached hereto and made a part hereof; and

          (h) articles of amendment to the articles of incorporation of Synrad changing its name to a name bearing no similarity to its present name.

     VI.02 Deliveries by Purchasing Subsidiary. Concurrently with the execution and delivery of this Agreement, Purchasing Subsidiary is delivering the following documents, certificates, instruments and items, in each case in form and substance satisfactory to Synrad and its counsel:

          (a)  To Synrad:
               (i)  A wire transfer of the Purchase Price;
               (ii) an Instrument of Assumption of Liabilities and Obligations;
               (iii) a certified copy of resolutions duly adopted by the respective Board of Directors of Purchasing Subsidiary and Excel authorizing and approving the execution and delivery of this Agreement and the performance of its obligations hereunder;
               (iv) the opinion, dated as of the date hereof, of Breslow & Walker, LLP counsel to Excel and Purchasing Subsidiary; and
               (v) a resale certificate and manufacturers equipment exemption; and

          (b) To Pacific Northwest Bank, the outstanding indebtedness assumed pursuant to Article III hereto.

     ARTICLE VI.
     ............

     COVENANTS
     .........

     VII.01 Covenants of Synrad. Synrad covenants and agrees (a) that immediately after the execution and delivery of this Agreement, it shall amend its Articles of Incorporation and take such other actions which may be necessary to change its name to a name bearing no similarity to its present name and will thereafter cooperate with Purchasing Subsidiary in making the Synrad corporate name available to Purchasing Subsidiary in the State of Washington and in each state in which Synrad is licensed to transact business as a foreign corporation, (b) that from time to time after the date hereof without further consideration, to execute and deliver such other instruments of conveyance and transfer and take such other action as Purchasing Subsidiary reasonably may request to more effectively convey and transfer to and vest in Purchasing Subsidiary and to put Purchasing Subsidiary in possession of the Business Assets transferred hereunder, (c) to pay any sales, use or similar taxes owed by or imposed on Purchasing Subsidiary as a result of the transactions consummated pursuant to this Agreement (collectively, the "Sales Tax Liabilities"), (d) to cooperate fully with Excel and Purchasing Subsidiary in the audit of the books and records of Synrad by KPMG Peat Marwick so as to allow Excel to satisfy its reporting requirements pursuant to the Exchange Act, (e) to report on all applicable federal, state and local income and other tax returns in accordance with the asset valuations set forth on Schedule 2.01(b) hereto, and (f) to take or cause to be taken at its expense, to the extent the expense therefor exceeds $25,000, such action as is necessary to correct the environmental problem discussed in item 2 of Schedule 5.07.

     VII.02  Covenants of Laakmann.   In consideration of the Purchase
Price and the monies to be beneficially received by Laakmann hereunder by virtue of being a beneficiary of the sole stockholder of Synrad, Synrad, the Trust and Laakmann, each covenants and agrees that:

          (a) for a period of five years from the date hereof (the "Covenant Period"), he or it will not engage, directly or indirectly, in any business in which Synrad is presently engaged, or directly or indirectly own, manage, operate, control, loan money to, or participate in the ownership, management, operation or control of, or be connected with as a director, officer, employee, partner, trustee, consultant, agent, independent contractor or otherwise, or acquiesce in the use of his or its name in, any other business or organization which engages, directly or indirectly, in any business in which Synrad is presently engaged, in any geographical area in which Synrad is now conducting business or any geographical area in which, to the knowledge of Laakmann, Synrad or Purchasing Subsidiary plans to conduct business within a six
(6) month period; provided, however, Synrad, the Trust and Laakmann shall be permitted (i) to own in the aggregate less than a five percent interest as a shareholder in any company which is listed on any national securities exchange even though it may be in competition with Purchasing Subsidiary, and (ii) to own in the aggregate not more than a 45% interest in, and to make loans to, Auralis, Inc., provided that he or it remains a passive investor in Auralis, Inc.

          (b) during the Covenant Period, he or it will not, directly or indirectly, either individually or on behalf of any other person or entity (i) solicit customers, suppliers, or other business relations of Purchasing Subsidiary for the purpose of interfering with or encouraging them to terminate their relationship with Purchasing Subsidiary, or (ii) encourage employees (full-time or part-time) of Purchasing Subsidiary to terminate their employment with Purchasing Subsidiary;

          (c) the restrictions contained in this Section 7.02, including, without limitation, the time periods and the geographical areas of the restrictions, are fair and reasonable and do not place any undue hardship on Synrad, the Trust or Laakmann, and are reasonably required for the protection of the goodwill, the business, and the interests of Purchasing Subsidiary and its officers, directors, and employees;

          (d) it is the desire and intent of the parties that the provisions of this Section 7.02 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 7.02 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable. Such deletion shall apply only with respect to the operation of such provisions of this Section 7.02 in the particular jurisdiction in which such adjudication is made. In addition, if the scope of any restriction contained in this Section 7.02 is too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and Synrad, the Trust and Laakmann each hereby consents and agrees that such scope may be judicially modified in any proceeding brought to enforce such restriction; and

          (e) in the event of a breach or threatened breach by Synrad, the Trust or Laakmann of the provisions of this Section 7.02, Purchasing Subsidiary shall be entitled to an injunction and such other equitable relief as may be necessary or desirable to enforce the restrictions contained herein. Nothing herein contained shall be construed as prohibiting Purchasing Subsidiary from pursuing any other remedies available for such breach or threatened breach or any other breach of this Agreement.

     VII.03 Covenants of Excel and Purchasing Subsidiary. Excel and Purchasing Subsidiary covenant and agree that:

          (a) Purchasing Subsidiary shall offer employment to each of the current employees of Synrad and Emerald, on terms materially no less favorable than (and, in any event, with respect to non-management employees, initially the same cash compensation as) the terms in effect on the date hereof, and to provide each such employee credit for prior service at Synrad for purposes of benefits (including, without limitation, vacation), unless prohibited by law or existing benefit plan provisions; provided, however, that such employee enters into a Non-Disclosure and Inventions Agreement with Purchasing Subsidiary in the form submitted to such Employee by Purchasing Subsidiary; and provided further, however, that nothing herein shall be construed to assure any employee of continued employment; and

          (b) From time to time after the execution and delivery of this Agreement, Purchasing Subsidiary shall afford Synrad and Laakmann reasonable access to the Synrad books and records being acquired hereunder for the purpose of enabling Synrad to file its 1998 federal income tax return, for the purpose of dealing with any IRS audits of Laakmann's tax returns and related proceedings, but only to the extent they relate to income or other items attributable to Synrad, and for any other reasonably legitimate purpose involving the assets or liabilities retained by Synrad; and

          (c) Purchasing Corporation shall satisfy Synrad's obligation pursuant to Section 7.01(c) hereof to pay the Sales Tax Liability; and

          (d) Excel and Purchasing Corporation shall report on all applicable federal, state and local income and other tax returns in accordance with the asset valuations set forth on Schedule 2.01(b) hereto.

          (e) Purchasing Corporation shall provide medical insurance COBRA coverage for Laakmann and his wife and dependents for a period of twelve months from the date hereof, and will not make changes to the existing plan, or change to a new medical plan, that would cause any of them to have less coverage (a new waiting period for organ transplants shall be deemed less coverage) than they have under Synrad's existing medical plan. Purchasing Corporation shall pay, directly to the medical insurance carrier, the COBRA premiums; and shall not charge any administrative fee to Laakman, his wife and his dependents.


     ARTICLE VII.
     .............

     INDEMNIFICATION
     ...............

     VIII.01  Indemnity of Synrad, the Trust, and Laakmann.

          (a) Synrad, the Trust, and Laakmann, jointly and severally, agree to indemnify and hold harmless Excel, Purchasing Subsidiary, and their respective officers, directors, agents, and employees, from and against, for and in respect of, and promptly shall reimburse them for, any and all claims, losses, costs, and expenses (including the cost of any investigation and reasonable attorneys' fees), damages, lawsuits, obligations, deficiencies, and liabilities (collectively "Losses") which arise or result from or are related to (i) the inaccuracy or breach of any representation or warranty made by Synrad, the Trust, and Laakmann herein; (ii) any breach or failure of Synrad, the Trust, or Laakmann to perform any of their covenants or agreements set forth herein; (iii) federal, state or local tax liabilities or obligations (except payroll taxes and any other operating business taxes that have been accrued on the Balance Sheet or have been accrued in the ordinary course of business since the Balance Sheet Date in accordance with past practice); (iv) any infringement or alleged infringement of the rights possessed by any other person, firm, company, partnership or corporation, which infringement or alleged infringement is by products which were being distributed by Synrad as of the date hereof, except Losses resulting from (A) any claim of infringement (1) to the extent that such infringement is caused by any change made in such products after the date hereof, (2) based upon the manufacture or sale of such products in any jurisdiction in which such products were not manufactured or sold prior to or as of the date hereof, or (3) based upon Purchasing Subsidiary's use or Excel's use of the mark SYNRAD in Japan, and (B) in the case of claims of patent infringement, claims made with respect to patents which have been granted or published after the date hereof; (v) any liability of or claim against Synrad, whether accrued, absolute, contingent, or otherwise, arising out of or relating to events occurring on or prior to the date hereof, except to the extent that such liability or obligation has been expressly assumed by Purchasing Subsidiary pursuant to Article III hereof; (vi) the failure by Purchasing Subsidiary to comply with any applicable bulk sales notice requirements; and (vii) any outstanding options to purchase Synrad Common Stock or the purchase, cancellation or other disposition thereof.

          (b) The amount of any Losses incurred by Purchasing Subsidiary and/or Excel shall be reduced by the net amount Purchasing Subsidiary and/or Excel recovers (after deducting all reasonable attorneys' fees, expenses, and other costs of recovery) from any other party liable for such Losses and any insurance Purchasing Subsidiary or Excel may have with respect to such Losses (although Purchasing Subsidiary need not proceed against such other party or insurance company in order to be able to collect any Losses from Synrad, the Trust, and/or Laakmann), and the Purchasing Subsidiary and/or Excel shall use commercially reasonable efforts to effectuate any such recovery. If Purchasing Subsidiary and/or Excel recovers all or a portion of any Loss indemnified under Section 8.01(a) and Synrad, the Trust, and/or Laakmann has already paid to Purchasing Subsidiary and/or Excel all amounts owed with respect to such Loss, then Purchasing Subsidiary and/or Excel promptly shall reimburse Synrad, the Trust, and/or Laakmann to the full extent of Losses paid by them; and
          (c) In the event Purchasing Subsidiary and/or Excel takes steps to mitigate Losses, the costs of such mitigation shall be included in Losses.

      VIII.02 Excel's and Purchasing Subsidiary's Indemnity. Excel and Purchasing Subsidiary, jointly and severally, agree to indemnify and hold harmless Synrad and its shareholders, officers, directors, agents, and employees, from and against, for and in respect of, and shall promptly reimburse them for, any and all Losses which arise or result from or are related to (a) the inaccuracy or breach of any representation or warranty made by Excel or Purchasing Subsidiary herein, or (b) any breach or failure of Excel or Purchasing Subsidiary to perform any of their respective covenants or agreements set forth herein.

     VIII.03 Third Party Claims Against Excel or Purchasing Subsidiary. The obligations and liabilities of Synrad, the Trust, and Laakmann, with respect to Losses resulting from the assertion of liability by third parties against Excel or Purchasing Subsidiary (a "Third Party Claim") shall be subject to the following terms and conditions:

          (a) Excel or Purchasing Subsidiary, as the case may be, shall give Synrad, the Trust, and Laakmann prompt notice of any such Third Party Claim, and Synrad, the Trust, and Laakmann will (and have the right to) undertake the defense thereof by representatives of their own choosing and will consult with Excel and Purchasing Subsidiary during the course thereof (but Excel's or Purchasing Subsidiary's omission to so notify Synrad, the Trust, and Laakmann shall not relieve them from any liability they may have to Excel or Purchasing Subsidiary hereunder unless such omission materially prejudices the ability of Synrad, the Trust, and Laakmann to defend against such Third Party Claim);

          (b) If, within fifteen (15) days after receiving written notice from Excel and/or Purchasing Subsidiary of any Third Party Claim, Synrad, the Trust, or Laakmann shall fail to take reasonable actions to defend, then Excel and/or Purchasing Subsidiary shall (upon further notice to Synrad, the Trust, or Laakmann) have the right to undertake the defense, compromise, or settlement of such Third Party Claim on behalf of and for the account and risk of Synrad, the Trust, and Laakmann; and

          (c) Anything herein to the contrary notwithstanding, (i) if there is a reasonable probability that a Third Party Claim may adversely affect Excel and/or Purchasing Subsidiary, other than as a result of money damages or other money payments (i.e., seeks injunctive or similar relief against Excel and/or Purchasing Subsidiary), Excel and/or Purchasing Subsidiary shall make reasonable efforts to give notice thereof to Synrad, the Trust, and Laakmann and, if they are unable to do so or if Synrad, the Trust, and Laakmann fail to immediately take reasonable actions to defend such Third Party Claim, then Excel and/or Purchasing Subsidiary shall have the right, at the reasonable cost and expense of Synrad, the Trust, and Laakmann, to defend, compromise, or settle such Third Party Claim (on such prior notice to Synrad, the Trust, and Laakmann as may be reasonably possible under the circumstances), which defense, compromise and settlement shall be on a reasonable basis; and (ii) without Excel's and/or Purchasing Subsidiary's prior written consent, which consent shall not be unreasonably withheld, Synrad, the Trust, and Laakmann shall not settle or compromise any Third Party Claim or consent to the entry of any judgment in respect thereof, unless (A) Synrad, the Trust, and Laakmann deliver to Excel and/or Purchasing Subsidiary, in advance, their written agreement in form and substance satisfactory to Excel and/or Purchasing Subsidiary, which agreement provides that amounts paid and incurred or to be incurred by Excel and/or Purchasing Subsidiary in connection with such Third Party Claim shall be paid simultaneously by Synrad, the Trust, and Laakmann to Excel and/or Purchasing Subsidiary, and (B) such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to Excel and/or Purchasing Subsidiary of a general release from all liability in respect of all Third Party Claims, reasonably satisfactory in form and substance to Excel and/or Purchasing Subsidiary.

     VIII.04 Third Party Claims Against Synrad. The obligations and liabilities of Excel and/or Purchasing Subsidiary with respect to Losses resulting from the assertion of liability by third parties against Synrad shall be as set forth in Section 8.03 above, except that for purposes of this Section 8.04 all references (a) to Excel and/or Purchasing Subsidiary in Section 8.03 above shall be deemed to be references to Synrad and (b) to Synrad in Section 8.03 above shall be deemed to be references to Excel and/or Purchasing Subsidiary.

     VIII.05 Basket. Notwithstanding anything to the contrary contained herein, no party shall assert a claim under Section 8.01 or Section 8.02 hereof unless or until the Losses with respect to which such party has been indemnified exceed $100,000 in the aggregate, at which time all such claims in excess of $100,000 may be asserted; provided, however, Excel and Purchasing Subsidiary may assert a claim with respect to any Losses which may arise against or be incurred by Purchasing Subsidiary or Excel
(a) for any breach of any of the covenants contained in Section 7.01 and/or 7.02, (b) for the failure to comply with any applicable bulk sales notice requirements, and (c) with respect to Retained Liabilities and Obligations; and provided further that Synrad, the Trust and Laakmann may assert a claim with respect to any breach by Purchasing Subsidiary under the Instrument of Assumption of Liabilities and Obligations as contemplated by Section 6.02(b) or any breach of any covenants contained in Section 7.03 (c) and (e); in each instance without regard to the $100,000 limitation contained herein. Except for Losses which arise or result from or are related to fraud, the obligations of Synrad, the Trust, and Laakmann, in the aggregate, pursuant to Section 8.01(a) hereof shall not exceed $3,000,000.

     VIII.06 Cumulative Remedies. All remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other parties hereto. Notwithstanding the foregoing, except in the case of claims for fraud, any effort to recover Losses for matters covered by the indemnification of Sections 8.01 or 8.02, regardless of how such effort is made, shall be subject to the third-party claim procedures of Sections
8.03 and 8.04 (if such Losses result from a Third Party Claim), the thresholds and caps of Section 8.05, and the time limits of Section 8.07.

     VIII.07 Survival of Representations and Warranties. The representations, warranties, covenants, and agreements made by the parties in this Agreement, or in any certificate or document furnished pursuant hereto, and the obligation to indemnify hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by or on behalf of any party; provided, however, no action (other than an action for fraud) shall be brought by any party hereto against any other party hereto more than three (3) years after the date hereof.

     ARTICLE VIII.
     ...........

     MISCELLANEOUS
     .............

     IX.01 Agreement Binding. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

     IX.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     IX.03 Headings. The headings or captions of the Sections of this Agreement are for convenience or reference only and do not form a part hereof and do not in any way modify, interpret, or construe the intention of the parties or affect any of the provisions of this Agreement.

     IX.04 Amendment and Waiver. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior agreements, representations, and understandings of the parties. This Agreement cannot be altered, amended, changed, waived, terminated, or modified in any respect or particular unless the same shall be in writing and signed by or on behalf of the party to be charged therewith. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach. No waiver shall be binding unless executed in writing by the party making the waiver.

     IX.05 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

          (a)  if to Excel or Purchasing Subsidiary:

               Excel Technology, Inc.
               780 Third Avenue
               New York, New York 10017
               Attention: J. Donald Hill

               with copies to:

               Breslow & Walker, LLP
               100 Jericho Quadrangle
               Jericho, New York  11753
               Attention: Howard S. Breslow, Esq.

          (b)  if to Synrad, the Trust or Laakmann:

               c/o Peter Laakmann
               The Highlands
               Seattle, WA  98177-5001
               Attention:  Peter Laakmann

               with a copy to:
               Preston Gates & Ellis
               5000 Columbia Center
               701 Fifth Avenue
               Seattle, Washington 98104-7078
               Attention: Stephan H. Coonrod, Esq.

     IX.06 Expenses. Excel and Purchasing Subsidiary shall bear all of their expenses in connection with the purchase of the Business Assets.
In addition thereto, Excel and Purchasing Subsidiary shall be responsible for the expenses involved in having KPMG Peat Marwick audit the books and records of Synrad for purposes of Excel satisfying its reporting requirements pursuant to the Exchange Act. The Trust, as the sole shareholder of Synrad, shall bear all of Synrad's expenses involved in connection with the sale of Business Assets.

     IX.07 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by virtue of any rule of law or public policy, all other conditions and provisions of this Agreement nevertheless shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any material manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     IX.08 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Except as otherwise expressly provided herein, this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

     IX.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


EXCEL TECHNOLOGY, INC.

By:     /s/ J. Donald Hill
        .........................
        J. Donald Hill,
        Chief Executive Officer


EXCEL PURCHASING CORPORATION

By:     /s/ J. Donald Hill
       ..........................
       J. Donald Hill,
       Chief Executive Officer
SYNRAD, INC.

By:      /s/ Peter Laakmann
         ........................
         Peter Laakmann, Chairman

         /s/ Peter Laakmann
         ........................
         Peter Laakmann

THE AMENDED REVOCABLE LIVING TRUST OF PETER LAAKMANN, dated June 30, 1998

By:     /s/ Peter Laakmann
        .........................
        Peter Laakmann, Trustee